UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
___________________

FORM 10-12G/A
___________________

General Form for Registration of Securities Under Section 12(g) of the Securities Exchange Act of 1934

BRIGHTCUBE, INC.
(Exact Name of Registrant As Specified In Its Charter)

Nevada	87-0431036
(State of Incorporation)	(I.R.S. Employer Identification No.)

525 Inner Circle, The Villages, FL	32162
(Address of Principal Executive Offices)	(ZIP Code)

Registrant's Telephone Number, Including Area Code: (321) 229-5444

  Securities to be Registered Under Section 12(b) of the Act:
None
(Title of Class)

Securities to be Registered Under Section 12(g) of the Act:
Common Stock, $0.001
(Title of Class)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer (as defined in Rule 12b-2 of the Exchange Act) or a smaller reporting company

Large accelerated filer ☐	Accelerated filer ☐	Non-Accelerated filer ☐	Smaller reporting company ☒

Table of Contents

Item 1.	Description of Business
Item 1A.	Risk Factors
Item 2.	Management's Discussion And Analysis of Financial Conditions And Plan of Operation
Item 3.	Description of Properties
Item 4.	Security Ownership of Certain Beneficial Owners and Management
Item 5.	Directors, Executive Officers, Promotors and Control Persons
Item 6.	Executive Compensation
Item 7.	Certain Relationships and Related Transactions, and Director Independence
Item 8.	Legal Proceedings
Item 9.	Market Price of and Dividends on the Registrant’s Common Equity and Related Stockholder Matters
Item 10.	Recent Sales of Unregistered Securities
Item 11.	Description of Registrant’s Securities to be Registered
Item 12.	Indemnification of Directors and Officers
Item 13.	Financial Statements and Supplementary Data
Item 14.	Changes and Disagreements with Accountants on Accounting and Financial Disclosure
Item 15.	Financial Statements and Exhibits

PART I

ITEM 1. DESCRIPTION OF BUSINESS Back to Table of Contents

Some of the statements contained in this registration statement on Form 10 of BrightCube, Inc. (hereinafter the "Company", "We" or the "Registrant") discuss future expectations, contain projections of our plan of operation or financial condition or state other forward-looking information. In this registration statement, forward-looking statements are generally identified by the words such as "anticipate", "plan", "believe", "expect", "estimate", and the like. Forward-looking statements involve future risks and uncertainties, there are factors that could cause actual results or plans to differ materially from those expressed or implied. These statements are subject to known and unknown risks, uncertainties, and other factors that could cause the actual results to differ materially from those contemplated by the statements. The forward-looking information is based on various factors and is derived using numerous assumptions. A reader, whether investing in the Company's securities or not, should not place undue reliance on these forward-looking statements, which apply only as of the date of this Registration Statement. Important factors that may cause actual results to differ from projections include, for example:

-	the success or failure of management's efforts to implement the Registrant's plan of operation;
-	the ability of the Registrant to fund its operating expenses;
-	the ability of the Registrant to compete with other companies that have a similar plan of operation;
-	the effect of changing economic conditions impacting our plan of operation;
-	the ability of the Registrant to meet the other risks as may be described in future filings with the SEC.

General Background

Brightcube, Inc., a Nevada corporation (sometimes referred to herein as “we”, “us”, “our”, “Company” and the “Registrant”, formerly Photoloft, Inc.) was incorporated in Nevada on January 23, 1986.  Prior to filing for bankruptcy, we provided Internet and digital imaging infrastructure, technology, products and services to the professional art and photography markets.

On September 30, 2002, we filed in the U.S. Bankruptcy Court for the Central District of California (the “Bankruptcy Court”) a voluntary petition seeking relief under Chapter 7 of Title 11 of the U.S. Bankruptcy Code.  As a result of the Chapter 7 bankruptcy petition, ours assets were transferred to a U.S. Trustee and we terminated our business operations.  In connection with the Chapter 7 petition, each of our officers and directors either resigned or was terminated.  After the Trustee disposed of substantially all of our assets, the Bankruptcy Court on March 19, 2003 closed this Bankruptcy case.

Since September 2002, we have not engaged in any business operations, and have not filed the reports required by the Securities and Exchange Commission.  Accordingly, we had abandoned our business.

On March 24, 2010, The Securities and Exchange Commission issued an Order Instituting Proceedings (File No. 3-13834). The administrative proceeding was instituted pursuant to Section 12(j) of the Securities Exchange Act of 1934 against Brightcube, Inc. for being delinquent in its periodic filings with the Commission since the Company declared bankruptcy in September of 2002. The Company has signed an Offer of Settlement from the Commission that is submitted solely for the propose of settling these proceedings which effectively results in the revocation of our common stock registration pursuant to Section 12(j) of the Exchange Act, which became effective on June 7, 2010.

Change in Control following Bankruptcy

On December 19, 2005, the Clark County Court, Nevada approved an Order granting the custodianship of the Company to Michael F. Manion. The appointment requires the custodian to continue the business of the Company and not to liquidate its affairs or distribute its assets. The material terms of the transaction confirmed by the Clark County Court generally authorize Mr. Manion to appoint new members to the Company's board of directors and to take any and all actions on behalf of the Company permitted by Nevada Statutes Section 78.347, including actions to:

- settle affairs, collect outstanding debts, sell and convey property, real and personal;
- demand, sue for, collect, receive and take into his or their possession all the goods and chattels, rights and credits, moneys and effects, lands and tenements, books, papers, choses in action, bills, notes and property, of every description of the corporation;
- institute suits at law or in equity for the recovery of any estate, property, damages or demands existing in favor of the corporation; and
- exercise the rights and authority of a Board of Directors and Officers in accordance with state law, the articles and bylaws.

In connection with the Order and subsequent Directors meeting held on December 20, 2005, Michael F. Manion was appointed our sole director and president (“Management”).

At the annual meeting of shareholders held on September 27, 2006, the shareholders, in part: (a) elected Michael F. Manion Director of the corporation, (b) approved a plan of corporate restoration whereby the Company shall attempt to become current under its Exchange Act reporting obligations, (c) approved a resolution that all previously issued and unissued preferred stock of every series and all conversion rights of said stock were rescinded and extinguished, (d) authorized and approved a new series of super voting convertible preferred stock to be designated Series C Preferred Stock, and (e) ratified the engagement of Michael Cronin CPA to audit the Company’s financial statements. Although the shareholders approved a Series C Preferred Stock, the board of directors decided not to establish such Series C Preferred Stock and therefore did not amend the Company's Articles of Incorporation.

New Business Objectives

As a result of the Chapter 7 bankruptcy proceeding, we have no present operations. Management has determined to direct its efforts and limited resources to pursue potential new business opportunities.  We do not intend to limit ourselves to a particular industry and have not established any particular criteria upon which we shall consider and proceed with a business opportunity.

From March 1, 1999 through December 20, 2000, our common stock was trading on the OTCBB under the symbol “LOFT” and since December 20, 2000, under the symbol “BRCU”.  In connection with filing a Chapter 7 bankruptcy petition in September 2002 and subsequent delinquency in our reporting requirements, our common stock became subject to quotation on the pink sheets under the symbol “BRCU.PK”.

The Company is filing this registration statement to have its shares of common stock registered under the Exchange Act and upon effectiveness to also become subject to the reporting obligations under the Exchange Act. The Company believes that being a reporting company increases its ability to seek new business opportunities, including seeking an acquisition or merger with an operating company. As of the date of this amended registration statement, we have not taken any steps related to pursuing, identifying, or contacting any potential merger acquisition candidate.

There is currently only a very limited trading market in our shares. There can be no assurance that there will be an active trading market for our common stock. In the event that an active trading market commences, there can be no assurance as to the market price of our shares of common stock, whether any trading market will provide liquidity to investors, or whether any trading market will be sustained.  Management intends to devote such time as it deems necessary to carry out our affairs. The exact length of time required for the pursuit of any new potential business opportunities is uncertain.  No assurance can be made that we will be successful in our efforts. We cannot project the amount of time that our Management will actually devote to our plan of operation.

Plan of Operation

We have no present operations or revenues and our current activities are related to seeking new business opportunities, including seeking an acquisition or merger with an operating company.  Management has voting control of the Company and therefore has substantial flexibility in identifying and selecting a prospective new business opportunity.  The Company is not obligated nor does Management intend to seek pre-approval from our shareholders.

We are entirely dependent on the judgment of Management in connection with pursuing a new business opportunity or a selection process for a target operating company.  In evaluating a prospective new business opportunity or an operating company, we would consider, among other factors, the following: (i) costs associated with effecting a transaction; (ii) equity interest in and opportunity to control the prospective candidate; (iii) growth potential of the target business; (iv) experience and skill of management and availability of additional personnel; (v) necessary capital requirements; (vi) the prospective candidate's competitive position; (vii) stage of development of the business opportunity; (viii) the market acceptance of the business, its products or services; (ix) the availability of audited financial statements of the potential business opportunity; and (x) the regulatory environment that may be applicable to any prospective business opportunity.

The foregoing criteria are not intended to be exhaustive and there may be other criteria that Management may deem relevant. In connection with an evaluation of a prospective or potential business opportunity, Management may be expected to conduct a due diligence review.

Management intends to devote such time as it deems necessary to carry out the Registrant's affairs. The exact length of time required for the pursuit of any new potential business opportunities is uncertain. No assurance can be made that we will be successful in our efforts. We cannot project the amount of time that our management will actually devote to the Registrant's plan of operation.

The Registrant intends to conduct its activities so as to avoid being classified as an "Investment Company" under the Investment Company Act of 1940, and therefore avoid application of the costly and restrictive registration and other provisions of the Investment Company Act of 1940 and the regulations promulgated thereunder.

Registrant is a Blank Check Company

At present, the Registrant is a development stage company with no revenues and has no specific business plan or purpose. The Registrant's business plan is to seek new business opportunities or to engage in a merger or acquisition with an unidentified company. As a result, the Registrant is a blank check company and any offerings of the Registrant's securities need to comply with Rule 419 under the Act. The Registrant's common stock is a "penny stock," as defined in Rule 3a51-1 under the Exchange Act. The penny stock rules require a broker-dealer, prior to a transaction in penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document that provides information about penny stocks and the nature and level of risks in the penny stock market. The broker-dealer also must provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its sales person in the transaction, and monthly account statements showing the market value of each penny stock held in the customer's account. In addition, the penny stock rules require that the broker-dealer, not otherwise exempt from such rules, must make a special written determination that the penny stock is suitable for the purchaser and receive the purchaser's written agreement to the transaction. These disclosure rules have the effect of reducing the level of trading activity in the secondary market for a stock that becomes subject to the penny stock rules. So long as the common stock of the Registrant is subject to the penny stock rules, it may be more difficult to sell the Registrant's common stock.

Conflicts of Interest

Mr. Manion is not required to commit his full time to our affairs. As a result, pursuing new business opportunities may require a greater period of time than if he would devote his full time to our affairs. Management is not precluded from serving as officer or director of any other entity that is engaged in business activities similar to those of the Registrant. Management has not identified and is not currently negotiating a new business opportunity for us. In the future, management may become associated or affiliated with entities engaged in business activities similar to those we intend to conduct. In such event, management may have conflicts of interest in determining to which entity a particular business opportunity should be presented. In the event that our management has multiple business affiliations, he may have legal obligations to present certain business opportunities to multiple entities. In the event that a conflict of interest shall arise, management will consider factors such as reporting status, availability of audited financial statements, current capitalization and the laws of jurisdictions. If several business opportunities or operating entities approach management with respect to a business combination, management will consider the foregoing factors as well as the preferences of the management of the operating company. However, management will act in what they believe will be in the best interests of the shareholders of the Registrant and other respective public companies. The Registrant shall not enter into a transaction with a target business that is affiliated with management.

Business Experience of Management

Michael F. Manion, serves as our sole officer and director. During the past five years, Mr. Manion has negotiated one transaction involving the acquisition of a private, operating company. In connection with or upon completion of that transaction, Mr. Manion resigned his management positions. The following table sets forth the business transaction Mr. Manion was involved in during the last five years.

Company	Type and Date of Transaction	Subsequent Involvement
Sheffield Pharmaceuticals, Inc.	Entered into a merger agreement with Pipex Therapeutics, Inc. on 10/31/2006. Pipex subsequently changed its name to Adeona Pharmaceuticals and is currently trading on the AMX under the symbol AEN.	Mr. Manion subsequently resigned as officer and director.

ITEM 1A. RISK FACTORS Back to Table of Contents

FORWARD-LOOKING STATEMENTS
This amended registration statement on Form 10 contains forward-looking statements that are based on current expectations, estimates, forecasts and projections about us, our future performance, the market in which we operate, our beliefs and our management's assumptions. In addition, other written or oral statements that constitute forward-looking statements may be made by us or on our behalf. Words such as "expects", "anticipates", "targets", "goals", "projects", "intends", "plans", "believes", "seeks", "estimates", variations of such words and similar expressions are intended to identify such forward-looking statements. These statements are not guarantees of future performance and involve certain risks, uncertainties and assumptions that are difficult to predict or assess. Therefore, actual outcomes and results may differ materially from what is expressed or forecast in such forward-looking statements.

DEPENDENCE ON MR. MANION'S SERVICES
The Registrant is dependent upon the continued services of Michael F. Manion, its sole officer and director. To the extent that his services become unavailable, the Registrant will be required to obtain other qualified personnel and there can be no assurance that it will be able to recruit and hire qualified persons upon acceptable terms.

LIMITED PERSONNEL AND FINANCIAL RESOURCES; NO PRESENT SOURCE OF REVENUES
At present, we have limited business operations and our business activities are limited to seeking potential business opportunities. Due to our limited financial and personnel resources, there is only a limited basis upon which to evaluate our prospects for achieving our intended business objectives. We have only limited resources and have no operating income, revenues or cash flow from operations. Our management is providing us with limited funding, on an as needed basis, necessary for us to continue our corporate existence and our business objective to seek new business opportunities, as well as funding the costs, including professional accounting fees, of registering its securities under the Exchange Act and continuing to be a reporting company under the Exchange Act. We have no written agreement with our management to provide any interim financing for any period. In addition, we will not generate any revenues unless and until we enter into a new business, of which there can be no assurance.

MANAGEMENT OWNS 53.18% OF COMMON STOCK IN THE COMPANY AND THUS MAY INFLUENCE CERTAIN ACTIONS REQUIRING STOCKHOLDER VOTE; BROAD DISCRETION OF MANAGEMENT
It is unlikely that there will be an annual meeting of stockholders to elect new directors prior to the consummation of a business combination, in which case the current director will continue in office at least until the consummation of the business combination. If there is an annual meeting, as a consequence of Management's significant equity interest, the Company's Management has broad discretion regarding proposals submitted to a vote by shareholders. Accordingly, the Company's existing board of director will continue to exert substantial control at least until the consummation of a business combination. Any person who invests in the Company's common stock will do so without an opportunity to evaluate the specific merits or risks of any prospective business combination. As a result, investors will be entirely dependent on the broad discretion and judgment of Management in connection with the selection of a prospective business combination. There can be no assurance that determinations made by the Company's Management will permit us to achieve the Company's business objectives.

COMPANY HAS NOT CURRENTLY SELECTED A PARTICULAR TARGET INDUSTRY OR TARGET BUSINESS WITH WHICH TO COMPLETE A BUSINESS COMBINATION; THE COMPANY IS UNABLE TO CURRENTLY ASCERTAIN THE MERITS OR RISKS OF THE BUSINESS' OPERATIONS
Since the Company has not yet identified a particular industry or prospective target business, there is no basis for investors to evaluate the possible merits or risks of the particular industry in which the Company may ultimately operate or the target business which the Company may ultimately acquire. To the extent the Company completes a business combination with a financially unstable company or an entity in its development stage, the Company may be affected by numerous risks inherent in the business operations of those entities. Although the Company's Management will endeavor to evaluate the risks inherent in a particular industry or target business, the Company cannot assure you that it will properly ascertain or assess all of the significant risk factors. As of the date of this registration statement, we have not yet identified any prospective business or industry in which we may seek to become involved and at present we have no information concerning any prospective business. There can be no assurance that any prospective business opportunity will benefit shareholders or prove to be more favorable to shareholders than any other investment that may be made by shareholders and investors.

THERE IS NO ACTIVE MARKET FOR OUR COMMON STOCK AND NONE MAY DEVELOP OR BE SUSTAINED
From March 1, 1999 through December 20, 2000, our common stock was trading on the OTCBB under the symbol “LOFT” and since December 20, 2000, under the symbol “BRCU”.  In connection with filing a Chapter 7 bankruptcy petition in September 2002 and subsequent delinquency in our reporting requirements, our common stock became subject to quotation on the pink sheets under the symbol “BRCU.PK”.  There is currently no active trading market in the common stock. There can be no assurance that there will be an active trading market for the common stock following a business combination or commencement of a new business. In the event that an active trading market commences, there can be no assurance as to the market price of the shares of common stock, whether any trading market will provide liquidity to investors, or whether any trading market will be sustained.

UNSPECIFIED INDUSTRY FOR NEW PROSPECTIVE BUSINESS OPPORTUNITIES; UNASCERTAINABLE RISKS
There is no basis for shareholders to evaluate the possible merits or risks of potential new business opportunities or the particular industry in which we may ultimately operate. To the extent that we effect a business combination with a financially unstable entity or an entity that is in its early stage of development or growth, including entities without established records of revenues or income, we will become subject to numerous risks inherent in the business and operations of that financially unstable company. In addition, to the extent that we effect a business combination with an entity in an industry characterized by a high degree of risk, we will become subject to the currently unascertainable risks of that industry. An high level of risk frequently characterizes certain industries that experience rapid growth. Although management will endeavor to evaluate the risks inherent in a particular new prospective business or industry, there can be no assurance that we will properly ascertain or assess all such risks or that subsequent events may not alter the risks that we perceive at the time of the consummation of any new business opportunity.

THE COMPANY'S SOLE OFFICER AND DIRECTOR, MR. MANION,  IS NOW, AND MAY IN THE FUTURE BECOME AFFILIATED WITH ENTITIES ENGAGED IN BUSINESS ACTIVITIES SIMILAR TO THOSE INTENDED TO BE CONDUCTED BY THE COMPANY AND, ACCRDINGLY, MAY HAVE CONFLICTS OF INTEREST
Mr. Manion, our sole officer and director, is not required to commit his full time to our affairs. There may be a conflict of interest in allocating his time in the event that he engages in similar business efforts for other entities. At present, Mr. Manion is not involved with an entity engaged in similar business activities such as BrightCube Inc. Mr. Manion will devote such time, in his sole discretion, to conduct our business, including the evaluation of potential new business opportunities and keeping the Company current in its filing obligations under the Exchange Act. As a result, the amount of time devoted to our business and affairs may vary significantly depending upon whether we have identified a new prospective business opportunity or are engaged in active negotiations related to a new business. In the event that a conflict of interest shall arise, Mr. Manion will consider factors such as reporting status, availability of audited financial statements, current capitalization and the laws of jurisdictions. If several business opportunities or operating entities approach management with respect to a business combination, management will consider the foregoing factors as well as the preferences of the management of the operating company. However, management will act in what they believe will be in the best interests of the shareholders of the Registrant and other respective public companies. The Registrant shall not enter into a transaction with a target business that is affiliated with management.

THE COMPANY HAS LIMITED RESOURCES AND THERE IS SIGNIFICANT COMPETITION FOR BUSINESS COMBINATION OPPORTUNITIES
The Company expects to encounter intense competition from other entities having a business objective similar to the Company's, including venture capital funds, leveraged buyout funds and operating businesses competing for acquisitions. Many of these entities are well established and have extensive experience in identifying and effecting business combinations directly or through affiliates. Many of these competitors possess greater technical, human and other resources than the Company does and the Company's financial resources are limited when contrasted with those of many of these competitors. While the Company believes that there are numerous potential target businesses that it could acquire, the Company's ability to compete in acquiring certain sizable target businesses will be limited by the Company's limited financial resources and the fact that the Company will use its common stock to acquire an operating business. This inherent competitive limitation gives others an advantage in pursuing the acquisition of certain target businesses.

UPON EFFECTIVENESS OF THIS REGISTRATION STATEMENT WE WILL BE SUBJECT TO REPORTING REQUIREMENTS UNDER THE EXCHANGE ACT, WHICH MAY DELAY OR PRECLUDE CERTAIN ACQUISITIONS
Pursuant to the requirements of Section 13 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), the Company is required to provide certain information about significant acquisitions and other material events.  The Company will continue to be required to file quarterly reports on Form 10-Q and annual reports on Form 10-K, which annual report must contain our audited financial statements. As a reporting company under the Exchange Act, following any business combination, the Company will be required to file a report on Form 8-K or other form appropriate under the Exchange Act, which contains audited financial statements of the acquired entity.  These audited financial statements must be filed with the SEC within 4 days following the filing of Form 8-K disclosing the transaction.  While obtaining audited financial statements is typically the economic responsibility of the acquired company, it is possible that a potential target company may be a non-reporting company with unaudited financial statements. The additional time and costs that may be incurred by some potential target companies to prepare such audited financial statements may significantly delay or may even preclude consummation of an otherwise desirable transaction.  Acquisition prospects that do not have or are unable to obtain the required audited statements may not be appropriate for acquisition because the Company is subject to the reporting requirements of the Exchange Act. While we are dependent upon interim funding provided by Mr. Manion to pay professional fees and accounting fees and related expenses, we have no written agreement with Mr. Manion to provide any continued funding. We anticipate that Mr. Manion continues to fund the costs of business as a non-operating company until such time as the Company enters into a business combination.

ADDITIONAL FINANCING REQUIREMENTS ASSOCIATED WITH REPORTING OBLIGATIONS UNDER THE EXCHANGE ACT
We have no revenues and are dependent upon the willingness of management to fund the costs associated with the reporting obligations under the Exchange Act, and other administrative costs associated with our corporate existence. We may not generate any revenues unless and until the commencement of new business operations. We believe that we will have sufficient funds available to pay accounting and professional fees and other expenses to fulfill our reporting obligations under the Exchange Act until we commence business operations. In the event that our available funds, from Mr. Manion and/or affiliates, prove to be insufficient, we will be required to seek additional financing. Our failure to secure additional financing could have a material adverse affect on our ability to pay the accounting and other fees in order to continue to fulfill our reporting obligations and pursue our business plan. We do not have any arrangements with any bank or financial institution to secure additional financing and there can be no assurance that any such arrangement would be available on terms acceptable and in our best interests. We have an oral do not have any written agreement with Mr. Manion and/or affiliates to provide funds for our operating expenses. We expect to continue incurring negative cash flow during the next twelve months. We have spent, and expect to continue to spend, amounts in connection with becoming and staying a reporting company. Our ongoing expenses during the next twelve month period consist mainly of legal and accounting expenses related to meeting our reporting obligations and are expected to be approximately $15,000. At present,we have cash resources of $950, We have no agreement with Mr. Manion to provide funding for legal and accounting expenses during the next twelve month period. However, we believe Mr. Manion will continue to meet our cash requirements for the next twelve months as he regularly has been demonstrated during the last six years.

STATE BLUE SKY REGISTRATION; POTENTIAL LIMITATIONS ON RESALE OF THE SECURITIES
The holders of our shares of common stock and those persons who desire to purchase them in any trading market that might develop, should be aware that there may be state blue-sky law restrictions upon the ability of investors to resell our securities. Accordingly, investors should consider the secondary market for the Registrant's securities to be a limited one.

It is the present intention of the Registrant's management after the commencement of new business operations to seek coverage and publication of information regarding the Registrant in an accepted publication manual, which permits a manual exemption. The manual exemption permits a security to be distributed in a particular state without being registered if the Registrant issuing the security has a listing for that security in a securities manual recognized by the state. However, it is not enough for the security to be listed in a recognized manual. The listing entry must contain (1) the names of issuer's officers, and directors, (2) an issuer's balance sheet, and (3) a profit and loss statement for either the fiscal year preceding the balance sheet or for the most recent fiscal year of operations. Furthermore, the manual exemption is a nonissuer exemption restricted to secondary trading transactions, making it unavailable for issuers selling newly issued securities.

Most of the accepted manuals are those published in Standard and Poor's, Moody's Investor Service, Fitch's Investment Service, and Best's Insurance Reports, and many states expressly recognize these manuals. A smaller number of states declare that they "recognize securities manuals" but do not specify the recognized manuals. The following states do not have any provisions and therefore do not expressly recognize the manual exemption: Alabama, Georgia, Illinois, Kentucky, Louisiana, Montana, South Dakota, Tennessee, Vermont and Wisconsin.

COMPANY HAS NO REVENUES AND NEGATIVE CASH FLOW; DIVIDENDS ARE THEREFORE UNLIKELY
We do not expect to pay dividends for the foreseeable future because we have no revenues. The payment of dividends will be contingent upon our future revenues and earnings, if any, capital requirements and overall financial condition. The payment of any future dividends will be within the discretion of our board of directors. It is our expectation that after the commencement of new business operations that future management will determine to retain any earnings for use in business operations and accordingly, we do not anticipate declaring any dividends in the foreseeable future.

THE COMPANY MAY BE UNABLE TO OBTAIN ADDITIONAL FINANCING, IF REQUIRED, TO COMPLETE A BUSINESS COMBINATION OR TO FUND THE OPERATIONS OR GROWTH OF THE TARGET BUSINESS, WHICH COULD COMPEL THE COMPANY TO RESTRUCTURE A BUSINESS TRANSACTION OR ABANDON A PARTICULAR BUSINESS COMBINATION
The Company has not yet identified any prospective target business. If we require funds, because of the size of the business combination, we will be required to seek additional financing. We cannot assure you that such financing would be available on acceptable terms, if at all. To the extent that additional financing proves to be unavailable when needed to consummate a particular business combination, we would be compelled to restructure the transaction or abandon that particular business combination and seek an alternative target business candidate. In addition, if we consummate a business combination, we may require additional financing to fund the operations or growth of the target business. The failure to secure additional financing could have a material adverse effect on the continued development or growth of the target business. The Company's officer, director or stockholders are not required to provide any financing to us in connection with or after a business combination.

POSSIBLE ISSUANCE OF ADDITIONAL SECURITIES
Our Articles of Incorporation, as amended, authorize the issuance of 200,000,000 shares of common stock, par value $0.001. As of June 30, 2011 and the date of this registration statement, we have 188,043,662 shares issued and outstanding. We may be expected to issue additional shares in connection with our pursuit of new business opportunities and new business operations. To the extent that additional shares of common stock are issued, our shareholders would experience dilution of their respective ownership interests. If we issue shares of common stock in connection with our intent to pursue new business opportunities, a change in control of the Registrant may be expected to occur. The issuance of additional shares of common stock may adversely affect the market price of our common stock, in the event that an active trading market commences.

OUR COMMON STOCK IS SUBJECT TO THE PENNY STOCK RULES OF THE SEC, WHICH MAKES TRANSACTIONS IN OUR COMMON STOCK CUMBERSOME AND MAY REDUCE THE VALUE OF AN INVESTMENT IN OUR COMMON STOCK
Our common stock is considered a "penny stock" as defined in the Exchange Act and the rules thereunder, unless the price of our shares of common stock is at least $5.00. We expect that our share price will be less than $5.00. The penny stock rules require a broker-dealer, prior to a transaction in penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document that provides information about penny stocks and the nature and level of risks in the penny stock market. The broker-dealer also must provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its sales person in the transaction, and monthly account statements showing the market value of each penny stock held in the customer's account. In addition, the penny stock rules require that the broker-dealer, not otherwise exempt from such rules, must make a special written determination that the penny stock is suitable for the purchaser and receive the purchaser's written agreement to the transaction. These disclosure rules have the effect of reducing the level of trading activity in the secondary market for a stock that becomes subject to the penny stock rules. So long as the common stock is subject to the penny stock rules, it may become more difficult to sell such securities. Such requirements could limit the level of trading activity for our common stock and could make it more difficult for investors to sell our common stock.

ADMINISTRATIVE PROCEEDING AGAINST THE COMPANY DUE TO NON COMPLIANCE WITH SECTION 13(A) OF THE EXCHANGE ACT
As of March 24, 2010, the Company was not in compliance with Section 12(j) of the Exchange Act since the Company last filed an interim quarterly report for the period ended June 30, 2002. As a result, the Securities and Exchange Commission initiated an administrative proceeding against the Company, Order Instituting Proceedings (OIP) (File No. 3-13834). During the administrative proceeding, we were unable to become compliant in our reporting and disclosure obligations under the Exchange Act. The Company subsequently submitted an Offer of Settlement pursuant to Rule 240(a) of the Rules of practice of the Commission, 17 C.F.R. Section 201.240(a). On June 7, 2010 the Commission accepted the Offer of Settlement and entered an Order Making Findings and Revoking Registration of Securities Pursuant to Section 12(j) of the Securities Exchange Act of 1934 as to Brightcube, Inc.

GENERAL ECONOMIC RISKS
The Registrant's current and future business plans are dependent, in large part, on the state of the general economy. Adverse changes in economic conditions may may adversely affect our plan of operation.

ITEM 2. MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITIONS AND PLAN OF OPERATION Back to Table of Contents

The following discussion contains forward-looking statements. Forward-looking statements give our current expectations or forecasts of future events. You can identify these statements by the fact that they do not relate strictly to historical or current facts. They use of words such as "anticipate", "estimate", "expect", "project", "intend", "plan", "believe", and other words and terms of similar meaning in connection with any discussion of future operating or financial performance. From time to time, we also may provide forward-looking statements in other materials we release to the public.

Overview
Our current activities are related to seeking a new business opportunities. We will use our limited personnel and financial resources in connection with such activities. It may be expected that pursuing a new business opportunity will involve the issuance of restricted shares of common stock. At June 30, 2011, we had no cash and assets of $700 consisting of prepaid expenses. At June 30, 2011, the Company had current liabilities of $1,254 consisting of payments due to related party. As of June 30, 2011, our accumulated deficit was $554.

Liquidity and Capital Resources

As of June 30, 2011, we received $50,461 in advances from our management. While we are dependent upon interim funding provided by management to pay professional fees and expenses, we have no written finance agreement with management to provide any continued funding. Through the date of this filing, management provided funding of approximately $50,461 which funds were used for general administrative expenses and accounting fees.

We expect to continue incurring negative cash flow during the next twelve months. We have spent, and expect to continue to spend, amounts in connection with becoming and staying a reporting company. Our ongoing expenses during the next twelve month period consist mainly of legal and accounting expenses related to meeting our reporting obligations and are expected to be approximately $15,000. At present,we have cash resources of $950. Although we have no formal agreement with Mr. Manion, we anticipate he will continue to provide funding for legal and accounting expenses during the next twelve month period.

As part of our intent to seek new business opportunities, we may determine to seek to raise funds from the sale of equity or debt securities.We have no agreements to issue any debt or equity securities and cannot predict whether equity or debt financing will become available at terms acceptable to us, if at all.

We anticipate that in connection with the commencement of a new business opportunity or consummation of a business combination, we will issue a substantial number of additional restricted shares or other securities. If such additional securities are issued, our shareholders will experience a dilution in their ownership interest in the Company. If a substantial number of shares are issued in connection with a business combination, a change in control may be expected to occur.

There are no limitations in our articles of incorporation on our ability to borrow funds or raise funds through the issuance of restricted common stock to pursue new business opportunities. Our limited resources and lack of operating history may make it difficult to do borrow funds or raise capital. Our inability to borrow funds or raise funds through the issuance of restricted common stock required to facilitate new business opportunities may have a material adverse effect on our financial condition and future prospects. To the extent that debt financing ultimately proves to be available, any borrowing will subject us to various risks traditionally associated with indebtedness, including the risks of interest rate fluctuations and insufficiency of cash flow to pay principal and interest.

ITEM 3. DESCRIPTION OF PROPERTY Back to Table of Contents

The Company’s corporate office is located at 525 Inner Circle, The Villages, FL  32162.  Mr. Manion provides this office space, consisting of approximately 100 square feet, rent-free and the Company believes that these facilities are sufficient for the near future or until such time that the Company engages in a new business venture or business combination.

ITEM 4. SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT Back to Table of Contents

The table below discloses any person (including any "group") who is known to the Registrant to be the beneficial owner of more than five (5%) percent of the Registrant's common stock securities and the beneficial ownership of Registrant's director and executive officer. As of October 20, 2011, the Registrant had 188,043,662 shares of common stock issued and outstanding.

Name of Beneficial Owner	Common Stock Beneficially Owned (1)	Percentage of Common Stock Owned
Michael F. Manion, President and Chairman	100,010,000	53.18%
525 Inner Circle
The Villages, FL 32162
Director and Officer (1 person)	100,010,000	53.18%

To the knowledge of the Registrant, there are no arrangements which may result in a change in control of the Registrant. However, in the event that the Registrant enters into a business combination with an operating entity, it may be expected that it will experience a change in control.

ITEM 5. DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS Back to Table of Contents

Our director was elected to serve until the next annual meeting of shareholders and until his respective successors will have been elected and will have qualified. The following table sets forth the name, age and position held with respect to our present director and executive officer:

Name	Age	Title	Date Became Executive Officer
Michael F. Manion	61	President, CFO and Chairman	12/2005

Michael F. Manion (61).  Mr. Manion has been CEO, President, CFO  and a director of the Company since December 2005.  During the last 5 years, Mr. Manion has been engaged in the business of trying to restore Brighcube's corporate compliance and reporting obligations. He has not actively pursued the restoration of any other distressed public company. Mr. Manion was an officer and director of Sheffield Pharmaceutical, Inc. from July 2005 to October 2006. Michael F. Manion is a BBA cum laude graduate of the Wharton School of Business at the University of Pennsylvania.

All executive officers are elected by the Board and hold office until the next Annual  Meeting of stockholders and until their successors are elected and qualify.

Compliance With Section 16(a) Of The Exchange Act

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the registrant's officers and directors, and persons who own more than 10% of a registered class of the registrant's equity securities, to file reports of ownership and changes in ownership of equity securities of the Registrant with the Securities and Exchange Commission. Officers, directors and greater-than 10% shareholders are required by the Securities and Exchange Commission regulation to furnish the registrant with copies of all Section 16(a) forms that they file.

ITEM 6. EXECUTIVE COMPENSATION Back to Table of Contents

The following table sets forth information concerning the total compensation that we have paid or that has accrued on behalf of our chief executive officer and other executive officers with annual compensation exceeding $100,000 during the fiscal years ending December 31, 2010, 2009 and 2008.

Summary Compensation Table
					Long Term
		Annual Compensation			Compensation Awards

				Other	Restricted	Securities
				Annual	Stock	Underlying	All Other
		Salary	Bonus	Compensation	Award(s)	Options	Compensation
Name and Principal Position	Year	($)	($)	($)	($)	($)	($)

Michael F. Manion, President, CFO and Chairman (1)	2010	0	0	0	0	0	0
	2009	0	0	0	0	0	0
	2008	0	0	0	0	0	0

(1) Mr. Manion became the Company's officer and director in December 2005 and has not received any compensation for serving as president and chairman. He converted the due to related party payable on December 23, 2010 into shares of restricted common stock. See also disclosure under Item 7. Certain Relationships and Related Party Transactions and Director Independence.

The Company has no employment agreement with its president.

ITEM 7. CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS AND DIRECTOR INDEPENDENCE Back to Table of Contents

During the two most recent fiscal years and to date, the Company and Mr. Manion engaged in related party transactions as follows: As of the date of this filing, the Company owes Mr. Manion $1,254, which funds were advanced by Mr. Manion and were related to expenses incurred by Mr. Manion in connection with corporate filing fees of $325 in Nevada, registered agent fees of $97 and transfer agent fees of $832, which is the largest amount. The Company and Mr. Manion agreed that no interest accrues for advances made by Manion on behalf of the Company. The Company issued 100,000,000 restricted shares to the Company's President valued at $100,000 for expenses incurred on the Company's behalf as reflected by a reduction in paid in capital and due to Mr. Manion that equals $100,000.

ITEM 8. LEGAL PROCEEDINGS Back to Table of Contents

Securities and Exchange Commission Administrative Proceeding:

On March 24, 2010, The Securities and Exchange Commission issued an Order Instituting Proceedings (File No. 3-13834). The administrative proceeding was instituted pursuant to Section 12(j) of the Securities Exchange Act of 1934 against Brightcube, Inc. for being delinquent in its periodic filings with the Commission since the Company declared bankruptcy in September of 2002. The Company has signed an Offer of Settlement from the Commission that is submitted solely for the propose of settling these proceedings which effectively results in the revocation of our common stock registration pursuant to Section 12(j) of the Exchange Act, which became effective on June 7, 2010.

ITEM 9. MARKET PRICE OF FOR REGISTRANT'S COMMON STOCK AND RELATED STOCKHOLDER MATTER Back to Table of Contents

Market Information

From March 1, 1999 through December 20, 2000, our common stock was subject to quotation on the OTCBB under the symbol “LOFT” and since December 20, 2000, under the symbol “BRCU”.  In connection with filing a Chapter 7 bankruptcy petition in September 2002 and subsequent delinquency in our reporting requirements, our common stock became subject to quotation on the pink sheets under the symbol “BRCU.PK”. There has been only a limited trading market for our common stock.

For the periods indicated, the following table sets forth the high and low bid prices per share of common stock. The below prices represent inter-dealer quotations without retail markup, markdown, or commission and may not necessarily represent actual transactions.

	Fiscal 2010		Fiscal 2009		Fiscal 2008
	High	Low	High	Low	High	Low
First Quarter ended March 31	$0.01	$0.0001	$0.01	$0.0001	$0.01	$0.0001
Second Quarter ended June 30	$0.01	$0.0001	$0.01	$0.0001	$0.01	$0.0001
Third Quarter ended September 30	$0.01	$0.0001	$0.01	$0.0001	$0.01	$0.0001
Fourth Quarter ended December 31	$0.01	$0.0001	$0.01	$0.0001	$0.01	$0.0001

As of June 30, 2011, our shares of common stock were held by approximately 371 stockholders of record. The transfer agent of our common stock is Interwest Transfer Company in Salt Lake City, Utah .

Dividends

Holders of common stock are entitled to dividends when, as, and if declared by the Board of Directors, out of funds legally available therefore. We have never declared cash dividends on its common stock and our Board of Directors does not anticipate paying cash dividends in the foreseeable future as it intends to retain future earnings to finance the growth of our businesses. There are no restrictions in our articles of incorporation or bylaws that restrict us from declaring dividends.

ITEM 10. RECENT SALES OF UNREGISTERED SECURITIES Back to Table of Contents

On December 23, 2011, the Company issued 100,000,000 restricted shares to the Company's President valued at $100,000 for expenses incurred on the Company's behalf as reflected by a reduction in paid in capital and due to related party that equals $100,000. The Company believes that the issuances and sale of these restricted shares were exempt from registration pursuant to Section 4(2) of the Act as privately negotiated, isolated, non-recurring transactions not involving any public solicitation. The recipient represented their intention to acquire the securities for investment only and not with a view to the distribution thereof. Appropriate restrictive legends are affixed to the stock certificates issued in such transactions.

ITEM 11. DESCRIPTION OF SECURITIES TO BE REGISTERED Back to Table of Contents

Capital Stock

Our authorized capital stock consists of 200 million shares of common stock. Each share of common stock entitles a stockholder to one vote on all matters upon which stockholders are permitted to vote. No stockholder has any preemptive right or other similar right to purchase or subscribe for any additional securities issued by us, and no stockholder has any right to convert the common stock into other securities. No shares of common stock are subject to redemption or any sinking fund provisions. All the outstanding shares of our common stock are fully paid and non-assessable. Our stockholders of common stock are entitled to dividends when, as and if declared by our board from funds legally available therefore and, upon liquidation, to a pro-rata share in any distribution to stockholders. We do not anticipate declaring or paying any cash dividends on our common stock in the foreseeable future.

Provisions Having A Possible Anti-Takeover Effect

Our Articles of Incorporation and Bylaws contain certain provisions that are intended to enhance the likelihood of continuity and stability in the composition of our board and in the policies formulated by our board and to discourage certain types of transactions which may involve an actual or threatened change of our control. Our board is authorized to adopt, alter, amend and repeal our Bylaws or to adopt new Bylaws.

ITEM 12. INDEMNIFICATION OF OFFICERS AND DIRECTORS Back to Table of Contents

The registrant's Bylaws implement the indemnification and insurance provisions permitted by Chapter 78 of the Nevada Revised Statutes by providing that:

Each officer and director of the Company shall be indemnified and held harmless by the Corporation to the fullest extent permitted by the laws of the State of Nevada against all expense, liability and loss (including, without limitation, attorneys’ fees, judgments, fines, taxes, penalties and amounts paid or to be paid in settlement) reasonably incurred or suffered by the Indemnified individual in connection with any Proceeding; provided that such officer or director either is not liable pursuant to NRS 78.138 or acted in good faith and in a manner such that he or she reasonably believed to be in or not opposed to the best interests of the Corporation and, with respect to any Proceeding that is criminal in nature, had no reasonable cause to believe that his or her conduct was unlawful.

The termination of any Proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent, does not, of itself, create a presumption that the Indemnified officer or director is liable pursuant to NRS 78.138 or did not act in good faith and in a manner in which he or she reasonably believed to be in or not opposed to the best interests of the Corporation, or that, with respect to any criminal proceeding, he or she had reasonable cause to believe that his or her conduct was unlawful.

Notwithstanding anything to the contrary contained in these Bylaws, no officer or director may be indemnified for expenses incurred in defending any threatened, pending, or completed action, suit or proceeding (including without limitation, an action, suit or proceeding by or in the right of the Corporation), whether civil, criminal, administrative or investigative, that such director or officer incurred in his or her capacity as a stockholder.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

ITEM 13. FINANCIAL STATEMENTS AND SUPPLEMENTARY DATA Back to Table of Contents

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Michael F. Cronin
Certified Public Accountant
Orlando, FL 32708

Board of Directors and Shareholders
Brightcube, Inc.
The Villages, FL

I have audited the accompanying balance sheet of Brightcube, Inc. as of December 31, 2010 and 2009 and the related statements of operations, stockholders' deficiency and cash flows for the years then ended. The financial statements are the responsibility of the directors. My responsibility is to express an opinion on these financial statements based on my audits.

I conducted my audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that I plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. The company is not required to have, nor was I engaged to perform, an audit of its internal control over financial reporting. My audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, I express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. I believe that my audits provide a reasonable basis for my opinion.

In my opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Brightcube, Inc. as of December 31, 2010 and 2009 and the results of its operations, its cash flows and changes in stockholders' deficiency for the years then ended in conformity with accounting principles generally accepted in the United States.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. The Company has incurred a $27,300 loss from operations and has no cash. The Company may not have adequate readily available resources to fund operations through 2011. This raises substantial doubt about the Company’s ability to continue as a going concern. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

July 8, 2011
/s/ Michael F. Cronin

Michael F. Cronin
Certified Public Accountant, Orlando, FL

BRIGHTCUBE, INC.
(As Successor Company)
Balance Sheets as of December 31, 2010 and 2009

	December 31, 2010	December 31, 2009
ASSETS
Current assets:
Cash	$0	$0
Prepaid expenses	700	0
Total current assets	700	0

Total Assets	$700	$0

LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
Accountants payable-trade	$0	$0
Due to related parties	0	26,000
Total current liabilities		26,000

Stockholders' equity:
Common stock, $0.001 par value; 200,000,000 shares authorized;
188,043,662 and 88,043,662 issued and outstanding at December 31, 2010 and 2009, respectively	188,000	88,000
Additional paid in capital	3,000	49,000
Accumulated deficit	(190,300)	(163,000)
Total stockholders' equity (deficit)	700	(26,000)
Total Liabilities and Equity	$700	$0

See Summary of Significant Accounting Policies and Notes to Financial Statements.

BRIGHTCUBE, INC.
(As Successor Company)
Statements of Operations

	Year		Year
	Ended		Ended
	December 31, 2010		December 31, 2009
Revenue	$0	$	$0
Costs and Expenses:
General and administrative	27,300		18,900
Interest	0		0
Total costs and expenses	27,300		18,900

Loss from continuing before income taxes	(27,300)		(18,900)
Income taxes	0		0
Net loss	$(27,300)	$	$(18,900)

Basic and diluted per share amounts:
Continuing operations	$0	$	$0
Basic and diluted net loss	$0	$	$0

Weighted average shares outstanding (basic and diluted)	90,264,884		88,043,662

See Summary of Significant Accounting Policies and Notes to Financial Statements.

BRIGHTCUBE, INC.
(As Successor Company)
Statements of Changes in Stockholders' Equity

	Common
		Common	Additional
		Stock	Paid-In	Accumulated
	Shares	Amount	Capital	Deficit
Balance at December 31, 2008	88,043,662	$88,000	$37,000	$(144,100)
Fair value of services provided without cost			12,000
Net loss				(18,900)
Balance at December 31, 2009	88,043,662	$88,000	49,000	(163,000)
Fair value of services provided without cost			12,000
Stock issued to settle related party debt	100,000,000	100,000	(58,000)
Net loss				(27,300)
Balance at December 31, 2010	188,043,662	$188,000	$3,000	$(190,300)

See Summary of Significant Accounting Policies and Notes to Financial Statements.

BRIGHTCUBE, INC.
(As Successor Company)
Statements of Cash Flows

	Year	Year
	Ended	Ended
	December 31, 2010	December 31, 2009
Cash flows from operating activities:
Net loss	$(27,300)	$(18,900)
Adjustments required to reconcile net loss to cash used in operating activities:
Fair value of services provided without cost	12,000	12,000
Expenses paid by related parties	16,000	6,900
Changes in operating assets and liablities:
Increase (decrease) in current assets	(700)	0
Cash flows used by operating activities	0	0

Cash flows from investing activities:
Cash used in investing activities	0	0

Cash flows from financing activities:
Cash generated by financing activities	0	0

Change in cash	0	0
Cash - Beginning of period	0	0
Cash - End of period	$0	$0

See Summary of Significant Accounting Policies and Notes to Financial Statements.

BRIGHTCUBE, INC.
BACKGROUND AND SIGNIFICANT ACCOUNTING POLICIES
December 31, 2010

The Company

Brightcube, Inc. (the "Company"), (formerly Photoloft, Inc.), a Nevada corporation, was incorporated on January 23, 1986. Prior to filing for bankruptcy under chapter 7 on September 30, 2002, Brightcube (through its subsidiary Extreme Velocity Group, Inc. (EVG) provided Internet and imaging solutions to the art market.

Bankruptcy Proceedings: On September 30, 2002, the Company filed a voluntary Chapter 7 petition under the U.S. Bankruptcy Code in the U.S. Bankruptcy Court for the Central District of California (case no. LA02-37844SB) As a result of the filing, all of our properties were transferred to a United States Trustee and we terminated all of our business operations. The Bankruptcy Trustee has disposed of all of the assets. On March 19, 2003 this Chapter 7 bankruptcy was closed by the U.S. Bankruptcy Court Central District of California.

Clark County Court, Nevada Proceedings: On December 19, 2005, the Clark County Court, Nevada approved an Order granting the custodianship of the company to Michael F. Manion. The material terms of the transaction confirmed by the Clark County Court generally authorize Mr. Manion to appoint new members to the Registrant's board of directors and to take any and all actions on behalf of the Company permitted by Nevada Statutes Section 78.347.

Basis of Presentation: We adopted "fresh-start" accounting as of October 1, 2002 in accordance with procedures specified by AICPA Statement of Position ("SOP") No. 90-7, "Financial Reporting by Entities in Reorganization under the Bankruptcy Code. The results of the discontinued component have been reclassified from continuing operations. All transactions after September 30, 2002 have been reported as the “successor company”.

Significant Accounting Policies

Use of Estimates The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statement and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from the estimates.

Cash and Cash Equivalents: For financial statement presentation purposes, the Company considers those short-term, highly liquid investments with original maturities of three months or less to be cash or cash equivalents.

Property and Equipment New property and equipment are recorded at cost. Property and equipment included in the bankruptcy proceedings and transferred to the Trustee had been valued at liquidation value. Depreciation is computed using the straight-line method over the estimated useful lives of the assets, generally 5 years. Expenditures for renewals and betterments are capitalized. Expenditures for minor items, repairs and maintenance are charged to operations as incurred. Gain or loss upon sale or retirement due to obsolescence is reflected in the operating results in the period the event takes place.

Valuation of Long-Lived Assets: We review the recoverability of our long-lived assets including equipment, goodwill and other intangible assets, when events or changes in circumstances occur that indicate that the carrying value of the asset may not be recoverable. The assessment of possible impairment is based on our ability to recover the carrying value of the asset from the expected future pre-tax cash flows (undiscounted and without interest charges) of the related operations. If these cash flows are less than the carrying value of such asset, an impairment loss is recognized for the difference between estimated fair value and carrying value. Our primary measure of fair value is based on discounted cash flows. The measurement of impairment requires management to make estimates of these cash flows related to long-lived assets, as well as other fair value determinations.

Stock Based Compensation: Stock-based awards to employees and non-employees are accounted for using the fair value method in accordance with ASC 718, Share-Based Payments. Our primary type of share-based compensation consists of stock options. ASC 718 requires that companies measure and recognize compensation expense at an amount equal to the fair value of share-based payments granted under compensation arrangements.. We calculate the fair value of options using a Black-Scholes option pricing model. We do not currently have any outstanding options subject to future vesting.

ASC 718 also requires the benefits of tax deductions in excess of recognized compensation expense to be reported in the Statement of Cash Flows as a financing cash inflow rather than an operating cash inflow. In addition, ASC 718 required a modification to the Company’s calculation of the dilutive effect of stock option awards on earnings per share.

Fair Value of Financial Instruments: FASB ASC 825, “Financial Instruments,” requires entities to disclose the fair value of financial instruments, both assets and liabilities recognized and not recognized on the balance sheet, for which it is practicable to estimate fair value. FASB ASC 825 defines fair value of a financial instrument as the amount at which the instrument could be exchanged in a current transaction between willing parties. At December 31, 2009 and 2008, the carrying value of certain financial instruments (cash and cash equivalents, accounts payable and accrued expenses.) approximates fair value due to the short-term nature of the instruments or interest rates, which are comparable with current rates

Earnings per Common Share: We have adopted the provisions of ASC 260, Earning per Share. ASC 260 requires presentation of both basic and diluted earnings per share (EPS) on the face of the income statement. Basic EPS is computed by dividing net income (loss) available to common shareholders (numerator) by the weighted average number of shares outstanding (denominator) during the period. Diluted EPS gives effect to all dilutive potential common shares outstanding during the period using the treasury stock method and convertible preferred stock using the if-converted method. In computing Diluted EPS, the average stock price for the period is used in determining the number of shares assumed to be purchased from the exercise of stock options or warrants. Diluted EPS excludes all dilutive potential shares if their effect is anti dilutive.

There were no common equivalent shares required to be added to the basic weighted average shares outstanding to arrive at diluted weighted average shares outstanding in 2010 or 2009.

Income Taxes: We have adopted ASC 740, Accounting for Income Taxes. Pursuant to ASC 740, we are required to compute tax asset benefits for net operating losses carried forward. The potential benefits of net operating losses have not been recognized in these financial statements because the Company cannot be assured it is more likely than not it will utilize the net operating losses carried forward in future years.

We must make certain estimates and judgments in determining income tax expense for financial statement purposes. These estimates and judgments occur in the calculation of certain tax assets and liabilities, which arise from differences in the timing of recognition of revenue and expense for tax and financial statement purposes.

Deferred tax assets and liabilities are determined based on the differences between financial reporting and the tax basis of assets and liabilities using the tax rates and laws in effect when the differences are expected to reverse. ASC 740 provides for the recognition of deferred tax assets if realization of such assets is more likely than not to occur. Realization of our net deferred tax assets is dependent upon our generating sufficient taxable income in future years in appropriate tax jurisdictions to realize benefit from the reversal of temporary differences and from net operating loss, or NOL, carryforwards. We have determined it more likely than not that these timing differences will not materialize and have provided a valuation allowance against substantially all of our net deferred tax asset. Management will continue to evaluate the realizability of the deferred tax asset and its related valuation allowance. If our assessment of the deferred tax assets or the corresponding valuation allowance were to change, we would record the related adjustment to income during the period in which we make the determination. Our tax rate may also vary based on our results and the mix of income or loss in domestic and foreign tax jurisdictions in which we operate.

In addition, the calculation of our tax liabilities involves dealing with uncertainties in the application of complex tax regulations. We recognize liabilities for anticipated tax audit issues in the U.S. and other tax jurisdictions based on our estimate of whether, and to the extent to which, additional taxes will be due. If we ultimately determine that payment of these amounts is unnecessary, we will reverse the liability and recognize a tax benefit during the period in which we determine that the liability is no longer necessary. We will record an additional charge in our provision for taxes in the period in which we determine that the recorded tax liability is less than we expect the ultimate assessment to be.

ASC 740 which requires recognition of estimated income taxes payable or refundable on income tax returns for the current year and for the estimated future tax effect attributable to temporary differences and carry-forwards. Measurement of deferred income tax is based on enacted tax laws including tax rates, with the measurement of deferred income tax assets being reduced by available tax benefits not expected to be realized

Subsequent Events: Subsequent events have been evaluated up to and including the date at which the financial statements were available-July 8, 2011. There are no subsequent events to be reported.

Recent Accounting Pronouncements

In January 2010, the FASB issued an amendment to ASC 820, Fair Value Measurements and Disclosure, to require reporting entities to separately disclose the amounts and business rationale for significant transfers in and out of Level 1 and Level 2 fair value measurements and separately present information regarding purchase, sale, issuance, and settlement of Level 3 fair value measures on a gross basis. This standard, for which the Company is currently assessing the impact, is effective for interim and annual reporting periods beginning after December 15, 2009 with the exception of disclosures regarding the purchase, sale, issuance, and settlement of Level 3 fair value measures which are effective for fiscal years beginning after December 15, 2010.

In January 2010, the FASB issued an amendment to ASC 505, Equity, where entities that declare dividends to shareholders that may be paid in cash or shares at the election of the shareholders are considered to be a share issuance that is reflected prospectively in EPS, and is not accounted for as a stock dividend. This standard is effective for interim and annual periods ending on or after December 15, 2009 and is to be applied on a retrospective basis. The adoption of this standard is not expected to have a significant impact on the Company’s financial statements..

In June 2009, the FASB issued guidance now codified as ASC 105, Generally Accepted Accounting Principles as the single source of authoritative accounting principles recognized by the FASB to be applied by nongovernmental entities in the preparation of financial statements in conformity with U.S. GAAP, aside from those issued by the SEC. ASC 105 does not change current U.S. GAAP, but is intended to simplify user access to all authoritative U.S. GAAP by providing all authoritative literature related to a particular topic in one place. The adoption of ASC 105 did not have a material impact on the Company’s financial statements, but did eliminate references to pre-codification standards.

Management does not anticipate that the adoption of these standards will have a material impact on the financial statements.

BRIGHTCUBE, INC.
(Successor Company)
NOTES TO FINANCIAL STATEMENTS
December 31, 2010

1. “Fresh Start” Accounting:

On September 30, 2002 all assets were transferred to the chapter 7 trustee in settlement of all outstanding corporate obligations. We adopted "fresh-start" accounting as of October 1, 2002 in accordance with procedures specified by AICPA Statement of Position ("SOP") No. 90-7, "Financial Reporting by Entities in Reorganization under the Bankruptcy Code."

All results for periods subsequent to September 30, 2002 are referred to as those of the "Successor Company". The results of operations and cash flows as presented on the 2001 financial statements reflect the predecessor company. The successor company had no transactions between October 1, 2002 and the end of the subsequent interim reporting period and through December 31, 2002.

In accordance with SOP No. 90-7, the reorganized value of the Company was allocated to the Company's assets based on procedures specified by SFAS No. 141, "Business Combinations". Each liability existing at the plan sale date, other than deferred taxes, was stated at the present value of the amounts to be paid at appropriate market rates. It was determined that the Company's reorganization value computed immediately before September 30, 2002 was $0. We adopted "fresh-start" accounting because holders of existing voting shares immediately before filing and confirmation of the sale received less than 50% of the voting shares of the emerging entity and its reorganization value is less than its post-petition liabilities and allowed claims.

2. Court Proceedings and Regulatory Compliance:

Bankruptcy Court Proceedings: On September 30, 2002, the Registrant filed a voluntary Chapter 7 petition under the U.S. Bankruptcy Code in the U.S. Bankruptcy Court Central District of California (case no. LA02-37844SB). On March 19, 2003 this Chapter 7 bankruptcy was closed by the U.S. Bankruptcy Court Central District of California.

County Court Proceedings: On December 19, 2005, Clark County Court, Nevada approved an Order granting the custodianship of the company to Michael Manion. The appointment is requires the custodian is to continue the business of the corporation and not to liquidate its affairs or distribute its assets. The material terms of the transaction confirmed by the Clark County Court generally authorize Mr. Manion to appoint new members to the Registrant's board of directors and to take any and all actions on behalf of the Company permitted by Nevada Statutes Section 78.347, including actions to:

- settle affairs, collect outstanding debts, sell and convey property, real and personal

- demand, sue for, collect, receive and take into his or their possession all the goods and chattels, rights and credits, moneys and effects, lands and tenements, books, papers, choses in action, bills, notes and property, of every description of the corporation

- institute suits at law or in equity for the recovery of any estate, property, damages or demands existing in favor of the corporation

- exercise the rights and authority of a Board of Directors and Officers in accordance with state law, the articles and bylaws

Resultant Change in Control: In connection with the Order confirming custodianship of the company to Mr. Manion approved on December 19, 2005, Michael Manion became our sole director on December 20, 2005.

Securities and Exchange Commission Administrative Proceedings: On March 24, 2010 Brightcube was the subject of a Securities and Exchange Commission Administrative Proceeding in which the SEC Division of Enforcement issued an Order Instituting Proceedings (OIP) (File No. 3-13834). The Administrative Proceeding was instituted pursuant to Section 12(j) of the Securities Exchange Act of 1934 against Brightcube, Inc. for being delinquent in its periodic filings with the Commission since the Company last filed an interim quarterly report for the period ended June 30, 2002.

Between April 13 and April 21, 2010 the Company filed all the delinquent annual and quarterly reports. Additionally, the Company filed an 8K May 5, 2010 which provided the investing public with an integrated and comprehensive disclosure of the then current financial reality of Brightcube, Inc., its operating results, its business practices and its compliance and disclosure problems. However, Brightcube was unable to satisfy the Division of Corporate Finance comments regarding deficiencies in these delinquent reports. The reports as filed were deemed not to be in accordance with the technical and substantive requirements for EDGAR documents, and in accordance with the requirements of the Exchange Act and regulations there under.

The Company subsequently submitted an Offer of Settlement pursuant to Rule 240(a) of the Rules of practice of the Commission, 17 C.F.R. Section 201.240(a). On June 7, 2010 the Commission accepted the Offer of Settlement and entered an Order Making Findings and Revoking Registration of Securities Pursuant to Section 12(j) of the Securities Exchange Act of 1934 as to Brightcube, Inc.

3. Income Taxes:

We have adopted ASC 740 which provides for the recognition of a deferred tax asset based upon the value the loss carry-forwards will have to reduce future income taxes and management's estimate of the probability of the realization of these tax benefits.

Our net operating loss carryovers available to reduce future income taxes were reduced or eliminated through our bankruptcy proceedings. Any remaining net operating loss carryovers incurred prior to 2005 considered available to reduce future income taxes were further reduced or eliminated through our recent change of control (I.R.C. Section 382(a)) and the continuity of business limitation of I.R.C. Section 382(c).

We have a current operating loss carry-forward of $ 42,000 resulting in deferred tax assets of $14,280. We have determined it more likely than not that these timing differences will not materialize and have provided a valuation allowance against substantially all our net deferred tax asset.

Future utilization of currently generated federal and state NOL and tax credit carry forwards may be subject to a substantial annual limitation due to the ownership change limitations provided by the Internal Revenue Code of 1986, as amended and similar state provisions. The annual limitation may result in the expiration of NOL and tax credit carry forwards before full utilization.

The Company is not under examination by any jurisdiction for any tax year. Our federal and state income tax returns are open for fiscal years ending on or after December 31, 2002.

4. Commitments:

The Company, prior to its bankruptcy, was a party to numerous claims and threatened litigation. As a result of the bankruptcy and the subsequent transfer by the Bankruptcy Trustee of the Company’s corporate shell entity free of all liens, claims and encumbrances pursuant to Section 363(f) of the US Bankruptcy Code, the Company is no longer party to any litigation.

The Company is not a party to any leases and does not have any commitments.

4. Stockholders' Equity:

Common Stock

In July 2000, the Company's Board of Directors increased the number of authorized shares of common stock to 200,000,000. On December 23, 2010 the Company issued 100,000,000 shares of common stock to Mr. Manion as payment for $42,000 in advances of operating expenses made by him on our behalf. The stock is subject to trading restrictions.

Stock Based Compensation

There are no employee or non-employee options granted or outstanding.

5. Related Party Transactions not Disclosed Elsewhere:

Due Related Parties: Amounts due related parties consist of corporate reinstatement expenses paid directly by Mr. Manion. These unpaid items totaled $42,000 at December 23, 2010 and were paid off December 23, 2010 by the issuance of 100,000,000 shares of common stock.

Fair value of services: Mr. Manion provided his services and office space without cost to the Company. These had a combined value of $1,000 per month. The total of these expenses was $12,000 for 2010 and 2009 respectively, and was reflected in the statement of operations as general and administrative expenses with a corresponding contribution of paid-in capital.

Brightcube, Inc.

Unaudited Interim Financial Statements

Brightcube, Inc.
(As Successor Company)
Balance Sheets as of June 30, 2011 (Unaudited) and December 31, 2010

	June 30, 2011	December 31, 2010
	(Unaudited)
ASSETS
Current assets:
Cash	$0	$0
Prepaid expenses	700	700
Total current assets	700	700

Total Assets	$700	$700

LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
Accountants payable-trade	$0	$0
Due to related parties	1,254	0
Total current liabilities	1,254	0

Stockholders' equity:
Common stock, $.001 par value; 200,000,000 shares authorized;
188,043,662 issued and outstanding at June 30, 2011 and December 31, 2010	188,000	188,000
Additional paid in capital	6,000	3,000
Accumulated deficit	(194,554)	(190,300)
Total Stockholders' equity (deficit)	(554)	700
Total Liabilities and Equity	$700	$700

See Notes to Unaudited Interim Financial Statements

Brightcube, Inc.
(As Successor Company)
Statements of Operations For the Three and Six Months ended June 30, 2011 and 2010

	Three Months	Three Months	Six Months	Six Months
	Ended	Ended	Ended	Ended
	June 30, 2011	June 30, 2010	June 30, 2011	June 30, 2010
Revenue	$0	$0	$0	$0
Costs and Expenses:
General and administrative	3,832	9,327	7,254	13,500
Total costs and expenses	3,832		7,254	13,500

Loss from continuing operations before income tax	(3,832)	(9,327)	(7,254)	(13,500)
Income taxes
Net loss	$(3,832)	$(9,327)	$(7,254)	$(13,500)

Per shares amounts:				0
Basic and diluted from continuing operations	$(0.00)	$(0.00)	$(0.00)	$0.00
Basic and diluted net loss	$(0.00)	$(0.00)	$(0.00)	$0.00

Weighted average shares outstanding (basic and diluted)	188,043,662	88,043,662	188,043,662	88,043,662

See Notes to Unaudited Interim Financial Statements

Brightcube, Inc.
(As Successor Company)
Statements of Cash Flows for the Six Months ended June 30, 2011 and 2010

	Six Months	Six Months
	Ended	Ended
	June 30, 2011	June 30, 2010
Cash flows from operating activities:
Net loss	$(7,254)	$(13,500)
Adjustments required to reconcile net loss to cash used in operating activities:
Fair value of services provided without cost	6,000	6,000
Expenses paid by related parties	1,254	7,500
Changes in operating assets and liablities:
Increase (decrease) in current assets	0	0
Cash flows used by operating activities	0	0

Cash flows from investing activities:
Purchase of equipment	0	0
Cash used in investing activities	0	0

Cash flows from financing activities:
Proceeds from issuance of common stock	0	0
Loans to related parties	0	0
Repayment of related party loans	0	0
Cash generated by financing activities	0	0

Change in cash	0	0
Cash - Beginning of period	0	0
Cash - End of period	$0	$0

See Notes to Unaudited Interim Financial Statements

BRIGHTCUBE, INC.
Notes to Unaudited Interim Financial Statements
June 30, 2011 (Unaudited)

1. Basis of Presentation

We adopted "fresh-start" accounting as of October 1, 2002 in accordance with procedures specified by AICPA Statement of Position ("SOP") No. 90-7, "Financial Reporting by Entities in Reorganization under the Bankruptcy Code. The results of the discontinued component have been reclassified from continuing operations.

The Financial Statements presented herein have been prepared by us in accordance with the accounting policies described in our December 31, 2010 Audited Financial Statements and should be read in conjunction with the Notes to Financial Statements which appear in that report.

The preparation of these financial statements in conformity with accounting principles generally accepted in the United States requires us to make estimates and judgments that affect the reported amounts of assets, liabilities, revenues and expenses, and related disclosure of contingent assets and liabilities. On an on going basis, we evaluate our estimates, including those related intangible assets, income taxes, insurance obligations and contingencies and litigation. We base our estimates on historical experience and on various other assumptions that are believed to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities that are not readily apparent from other resources. Actual results may differ from these estimates under different assumptions or conditions.

In the opinion of management, the information furnished in these interim financial statements reflects all adjustments necessary for a fair statement of the financial position and results of operations and cash flows as of and for the three-month periods ended June 30, 2011 and 2010. All such adjustments are of a normal recurring nature. The Financial Statements have been prepared in accordance with the instructions to Form 10-Q and therefore do not include some information and notes necessary to conform with annual reporting requirements.

“Fresh Start” Accounting On September 30, 2002 all assets were transferred to the chapter 7 trustee in settlement of all outstanding corporate obligations. We adopted "fresh-start" accounting as of October 1, 2002 in accordance with procedures specified by AICPA Statement of Position ("SOP") No. 90-7, "Financial Reporting by Entities in Reorganization under the Bankruptcy Code."

All results for periods subsequent to September 30, 2002 are referred to as those of the "Successor Company". The successor company had no transactions between October 1, 2002 and the end of the subsequent interim reporting period and through December 31, 2002.

In accordance with SOP No. 90-7, the reorganized value of the Company was allocated to the Company's assets based on procedures specified by SFAS No. 141, "Business Combinations". Each liability existing at the plan sale date, other than deferred taxes, was stated at the present value of the amounts to be paid at appropriate market rates. It was determined that the Company's reorganization value computed immediately before September 30, 2002 was $0. We adopted "fresh-start" accounting because holders of existing voting shares immediately before filing and confirmation of the sale received less than 50% of the voting shares of the emerging entity and its reorganization value is less than its post-petition liabilities and allowed claims.

The accounts of any former subsidiaries were not included and have not been carried forward.

2. Court Proceedings

Bankruptcy Proceedings: On September 30, 2002, the Registrant filed a voluntary Chapter 7 petition under the U.S. Bankruptcy Code in the U.S. Bankruptcy Court Central District of California (case no. LA02-37844SB). On March 19, 2003 this Chapter 7 bankruptcy was closed by the U.S. Bankruptcy Court Central District of California.

Clark County Court Proceedings: On December 19, 2005, Clark County Court, Nevada approved an Order granting the custodianship of the company to Michael Manion. The appointment is requires the custodian is to continue the business of the corporation and not to liquidate its affairs or distribute its assets. The material terms of the transaction confirmed by the Clark County Court generally authorize Mr. Manion to appoint new members to the Registrant's board of directors and to take any and all actions on behalf of the Company permitted by Nevada Statutes Section 78.347, including actions to:

- settle affairs, collect outstanding debts, sell and convey property, real and personal demand, sue for, collect, receive and

- take into his or their possession all the goods and chattels, rights and credits, moneys and effects, lands and tenements, books, papers, choses in action, bills, notes and property, of every description of the corporation

- institute suits at law or in equity for the recovery of any estate, property, damages or demands existing in favor of the corporation

- exercise the rights and authority of a Board of Directors and Officers in accordance with state law, the articles and bylaws

Resultant Change in Control: In connection with the Order and subsequent shareholder meeting, Michael Manion became our sole director on December 19, 2005.

SEC Administrative Proceeding: On March 24, 2010 Brightcube was the subject of a Securities and Exchange Commission Administrative Proceeding in which the SEC Division of Enforcement issued an Order Instituting Proceedings (OIP) (File No. 3-13834). The administrative proceeding was instituted pursuant to Section 12(j) of the Securities Exchange Act of 1934 against Brightcube, Inc. for being delinquent in its periodic filings with the Commission since the Company last filed an interim quarterly report for the period ended June 30, 2002.

Between April 13 and April 21, 2010 the Company filed all the delinquent annual and quarterly reports. Additionally, the Company filed an 8K May 5, 2010 which provided the investing public with an integrated and comprehensive disclosure of the then current financial reality of Brightcube, Inc., its operating results, its business practices and its compliance and disclosure problems. However, Brightcube was unable to satisfy the Division of Corporate Finance comments regarding deficiencies in these delinquent reports. The reports as filed were deemed not to be in accordance with the technical and substantive requirements for EDGAR documents, and in accordance with the requirements of the Exchange Act and regulations there under.

The Company subsequently submitted an Offer of Settlement pursuant to Rule 240(a) of the Rules of practice of the Commission, 17 C.F.R. Section 201.20(a). On June 7, 2010 the Commission accepted the Offer of Settlement and entered an Order Making Findings and Revoking Registration of Securities Pursuant to Section 12(j) of the Securities Exchange Act of 1934 as to Brightcube, Inc.

3. Earnings/Loss Per Share

Basic earnings per share is computed by dividing income available to common shareholders (the numerator) by the weighted-average number of common shares outstanding (the denominator) for the period. Diluted earnings per share assume that any dilutive convertible securities outstanding were converted, with related preferred stock dividend requirements and outstanding common shares adjusted accordingly. It also assumes that outstanding common shares were increased by shares issuable upon exercise of those stock options for which market price exceeds the exercise price, less shares which could have been purchased by us with the related proceeds. In periods of losses, diluted loss per share is computed on the same basis as basic loss per share as the inclusion of any other potential shares outstanding would be anti-dilutive.

4. Related Party Transactions not Disclosed Elsewhere:

Due Related Parties: Amounts due related parties consist of corporate reinstatement expenses paid directly by Mr. Manion. These unpaid items totaled $1,254 at June 30, 2011.

Fair value of services: Mr. Manion provided his services and office space without cost to the Company. These had a combined value of $1,000 per month. The total of these expenses was $6,000 for the most recent year-to-date interim period and was reflected in the statement of operations as general and administrative expenses with a corresponding contribution of paid-in capital.

ITEM 14. CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE Back to Table of Contents

Not Applicable.

ITEM 15. FINANCIAL STATEMENTS AND EXHIBITS Back to Table of Contents

(a) See the index to financial statements.

(b) Exhibits. The following documents are filed as exhibits to this registration statement:

Exhibit	Description of Exhibit
3.1	Amended and Restated Articles of Incorporation, dated October 21, 2011, filed herewith.
3.2	Amended and Restated Bylaws, dated October 21, 2011, filed herewith.
23	Consent of Independent Registered Public Accounting Firm, filed herewith.

SIGNATURES

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this amended registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

Date: October 26, 2011

Brightcube, Inc.
By: Michael F. Manion, President, CFO and Chairman
/s/ Michael F. Manion